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                                                                    Exhibit 11


                          WYNN'S INTERNATIONAL, INC.
              COMPUTATION OF NET INCOME PER COMMON SHARE - BASIC
               (Dollars in Thousands, Except Per Share Amounts)

                                                        Three Months Ended
                                                             March 31
                                                     -------------------------
                                                        1998           1997
                                                     ----------     ----------
Net income                                           $    7,494     $    6,302
                                                     ==========     ==========

Weighted average number of shares issued             19,289,183     20,560,506
                                                     ==========     ==========

Income per common share                                    $.39           $.31
                                                     ==========     ==========




        COMPUTATION OF NET INCOME PER COMMON SHARE - ASSUMING DILUTION
               (Dollars in Thousands, Except Per Share Amounts)


                                                         Three Months Ended
                                                              March 31
                                                     -------------------------
                                                        1998           1997
                                                     ----------     ----------
Net income                                           $    7,494     $    6,302
                                                     ==========     ==========

Weighted average number of shares issued             19,289,183     20,560,506
Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average market
  price                                                 638,372        678,543
Net shares assumed issued for performance shares
  pending issuance based on satisfaction of
  vesting requirements                                    7,731          5,466
                                                     ----------     ----------
Diluted shares                                       19,935,286     21,244,515
                                                     ==========     ==========

Income per common share                                    $.38           $.30
                                                     ==========     ==========